UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2009

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25659	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Fifth Avenue, Suite 301
New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (646) 502-7484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

March 9, 2009

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2009, Jonathan Hirst will join KIT digital, Inc. (the “Company”) and will be named Chief Financial Officer of the Company effective April 27, 2009.

Mr. Hirst, age 59, is an experienced financial executive who, over the course of his career, has been involved with and led the acquisition and sale of more than 50 companies in media, marketing services, advertising and public relations.  From September 2006 through February 2008, Mr. Hirst was a consultant with BT Associates, LLC, a strategic and financial consulting firm in New York servicing the professional communication industry.  From November 2004 to August 2006, he was the Executive Vice President and Chief Financial Officer of Lowe Worldwide, Inc., a global multi-unit international marketing communications services division of The Interpublic Group of Companies, Inc., where he occupied increasingly senior financial management positions in North America and internationally.  From January 1996 to October 2004, Mr. Hirst was the Senior Vice President of International Finance of Grey Global Group Inc., a leading communications services company (acquired by WPP Group plc in 2005).  He was responsible for successfully developing and leading profit improvement programs at Grey Global, as well as later with Lowe Worldwide.  Earlier in his career, Mr. Hirst spent 1981 to 1991 at Saatchi & Saatchi US Management Company, where he oversaw the financial performance of Saatchi & Saatchi PLC’s operations in the United States.  Mr. Hirst started his career at a predecessor of PricewaterhouseCoopers LLC and at McKinsey & Co.  With global experience in the advertising and consulting industry, Mr. Hirst has lived and worked in London, Paris and New York.  He is a member of the Institute of Chartered Accountants (FCA), with B.A and M.A. degrees in economics from the University of Cambridge in the United Kingdom and an M.B.A. from INSEAD (European Institute of Business Management) in Paris, France. He is fluent in English, French and German.

Effective March 9, 2009, Jonathan Hirst entered into an employment agreement with the Company to begin employment on March 23, 2009, and to serve as the Company’s Chief Financial Officer beginning on April 27, 2009.  Pursuant to the employment agreement, Mr. Hirst will devote all of his professional time and attention to the Company’s business, will report to Gavin Campion, the Company’s President, and will be based in the Company’s Dubai office.

The employment agreement provides that Mr. Hirst will receive a fixed salary at an annual rate of 773,400 United Arab Emirate dirhams (adjusted to always equal U.S.$200,000), inclusive of a transportation and housing allowance.  Mr. Hirst will also be entitled to receive an annual performance incentive bonus of up to 50% of his total compensation based on the success of the Company’s financial results as provided in the Company’s executive bonus plan.  The Company has also agreed to issue Mr. Hirst stock options to purchase 11,429 shares of the Company’s common stock (post-split) at an exercise price equal to the market price on his first date of employment in accordance with the Company’s 2008 Incentive Stock Plan.

The employment agreement provides for termination of employment by the Company or Mr. Hirst at any time on not less than 30 days written notice, or by the Company immediately upon an act of fraud, dishonesty or misconduct by Mr. Hirst or a material breach by him of his obligations to the Company.  In the event Mr. Hirst’s contract is terminated by the Company without cause he will be entitled to compensation for three months.

The employment agreement also contains covenants (a) restricting him from engaging in any activities competitive with the Company’s business during the term of his employment agreement and for a period of three months thereafter, (b) prohibiting him from disclosure of confidential information regarding the Company at any time, and (c) confirming that all intellectual property developed by him and relating to the Company’s business constitutes the Company’s sole and exclusive property.  The employment agreement is governed by the laws of the United Arab Emirates.

A copy of the employment agreement is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.  Mr. Hirst has not previously engaged in a related party transaction with the Company at any time, and there are no family relationships between Mr. Hirst and any of the Company’s other executive officers or directors.

In connection with Mr. Hirst’s appointment, Robin Smyth will resign as the Company’s Chief Financial Officer effective April 27, 2009.  Mr. Smyth will remain on the Company’s board of directors.  There was no disagreement or dispute with the Company concerning his resignation.

The Company announced the appointment of Jonathan Hirst, and resignation of Mr. Smyth, in a press release issued on March 9, 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2009, the Company filed a Certificate of Amendment of its Certificate of Incorporation to (i) effect a 1-for-35 reverse stock split of the Company’s Common Stock; (ii) decrease the total number of shares of Common Stock authorized to be issued from 500,000,000 shares to 30,000,000 shares; and (iii) eliminate the authorization of a class of preferred stock.  The changes effected by the Certificate of Amendment were effective on March 9, 2009.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

As a result of the reverse stock split, the Company presently has 4,573,891 outstanding shares of Common Stock, including recent issuances related to the buy-in of the remaining minority interest in Reality Group Pty Ltd and the scheduled earn-out from the June 2008 acquisition of Kamera Content AB.

Effective March 9, 2009, the Company’s ticker symbol on the OTC Bulletin Board was changed to “KDGL” from “KITD.”

The Company announced the 1-for-35 reverse stock split in a press release issued on March 9, 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware effective March 9, 2009.

10.1	Employment Agreement, dated as of March 6, 2009, between KIT digital, Inc. and Jonathan Hirst.

99.1	Press release issued by KIT digital, Inc. on March 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: March 13, 2009	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer